                                                                   EXHIBIT 10.34

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made and entered into as of July 1, 2003 by and between Donald R. "Scotty" Walsh (the "Executive") and Avatech Solutions, Inc., a Delaware corporation ("Avatech").

                              EXPLANATORY STATEMENT

     Executive has served as the Chief Executive Officer of Avatech since December 2, 2002, and Avatech desires to continue to employ Executive, and Executive desires to perform services for Avatech and to be employed as Avatech's Chief Executive Officer on the terms and conditions set forth herein. Both parties wish to terminate their obligations under an Employment Agreement between Avatech and Executive dated December 2, 2002 and replace that Agreement with this Agreement.

     Now, therefore, in consideration of the Explanatory Statement, which is incorporated by reference herein, the mutual covenants, agreements, representations and warranties herein set forth, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     Section 1. Employment and Duties. From and after July 1, 2003 (the "Commencement Date"), Avatech shall employ Executive as the Chief Executive Officer of Avatech. Executive shall perform such duties as may be assigned to him from time to time by the Board of Directors of Avatech (the "Board"), and shall report directly to the Board. Executive shall use his best efforts on a full time basis (at least 40 hours per week) in the performance of his duties on behalf of Avatech.

     Section 2. Compensation and Benefits.

          2.1. Salary. Executive's base annual salary ("Base Salary") shall be two hundred and twelve thousand dollars ($212,000), payable in accordance with Avatech's customary payroll policies in force at the time of payment.

          2.2. Incentive Compensation and Bonuses. Prior to the end of each of Avatech's fiscal quarters, the Compensation Committee of the Board of Directors of Avatech shall determine an amount of cash incentive compensation and a stated performance measure ("Performance Goal") for the next following fiscal quarter. Such cash incentive compensation shall be paid to Executive after the close of the fiscal quarter if the Executive has met the Performance Goal for that fiscal quarter, in accordance with Avatech's customary payroll policies in force at the time of payment.

          2.3. Annual Review. Commencing with July 1, 2003, and on each July 1 thereafter, the Board shall conduct an annual performance review of Executive and, at that time, consider increases in Executive's base compensation.

          2.4. Stock Options and Incentive Stock Grants. Avatech shall grant to Executive options to purchase 100,000 shares of Avatech's Common Stock under Avatech's Incentive Stock Option Plan, subject to the terms and conditions contained in the Stock Option attached hereto as Annex A. In addition, Avatech shall award to Executive 50,000 shares of common stock, pursuant to Avatech's Restricted Stock Award Plan, subject to the terms and conditions contained in the Restricted Stock Award attached hereto as Annex B.

          2.5. Benefits. Executive shall be entitled to participate in Avatech's standard benefits provided to other management level employees of Avatech, as established or modified by Avatech from time to time, including but not limited to life insurance, health insurance, and dental insurance, to the extent not provided to Executive from another business or corporation.

          2.6. Vacation. Executive shall be entitled to four calendar weeks of vacation during each fiscal year of Avatech, which vacation weeks shall not accrue if they are not used.

          2.7. Business Expenses. Pursuant to Avatech's customary policies in force at the time of payment, Executive shall be promptly reimbursed, against presentation of vouchers or receipts, for all authorized expenses properly incurred by him in the performance of his duties hereunder.

     Section 3. Term and Termination.

          3.1. Term. This Agreement shall have a term beginning on the Commencement Date and ending on the date of a Termination for Cause (as defined in Section 3.2) or the date of a Termination Other than for Cause (as defined and described in Section 3.3), whichever shall first occur.

          3.2. Termination for Cause. Executive shall be entitled to payment of his Base Salary earned, accrued bonus earned (if any), and benefits existing at the time of termination of his employment if such termination is a Termination for Cause. "Termination for Cause" means (except as described in section 3.4) one or more of: (a) voluntary termination of employment by Executive for any reason; (b) death of Executive; (c) Executive having been unable to render services required of him hereunder for a consecutive period of six months or for any period in the aggregate of six months in any twelve month period because of a serious and continuing health impairment, which impairment will most likely result in Executive's continued inability to render the services required of him hereunder; (d) Executive's misappropriation of corporate funds; (e) Executive's conviction of a felony; (f) Executive's conviction of any crime involving theft, dishonesty, or moral turpitude; (g) Executive's failure to devote substantially his full business time and attention to Avatech as provided in Section 1 hereof;
(h) Executive's willful violation of directions of the Board of Directors of Avatech which are consistent with Executive's duties as Chief Executive Officer;
(i) material misrepresentation made by Executive to Avatech; (j) verifiable evidence that Executive has engaged in sexual harassment of a nature that could give rise to liability on the part of Avatech; and (k) the commission by Executive of a material breach of the terms of this Agreement.

          3.3. Termination Other Than for Cause. If Executive's employment with Avatech is terminated and such termination is not a Termination for Cause, Executive shall be entitled to payment of his Base Salary and other benefits existing at the time of such termination for a period of twelve months thereafter, with all such payments to be made periodically pursuant to Avatech's policies in force at the time of payment, provided, however, that Avatech shall not be obligated to continue any benefit if the plan or policy under which such benefit is provided limits the provision of the benefit to full-time employees of Avatech, or if the validity of the plan or policy would be adversely impacted by the continuation of the benefit.

          3.4. Change in Control. If, upon a Change in Control, Executive is either terminated or elects to resign, such termination shall be treated as a termination under Section 3.3. As used in this Agreement, "Change in Control" shall mean (a) a dissolution or liquidation of Avatech; (b) a merger of consolidation in which Avatech is not the surviving corporation or the party to the merger or consolidation whose shareholders do not own 50% or more of the voting stock of the resulting corporation; or (c) the acquisition of more than 50% of the outstanding voting stock of Avatech by any person, or group of persons acting in concert, in a single transaction or series of transactions.

     Section 4. Confidential Information.

          4.1. Definition of Confidential Information. For purposes of this Agreement, the term "Confidential Information" means that secret, proprietary information of Avatech not otherwise publicly disclosed (whether or not discovered or developed by Executive) and known by Executive as a consequence of Executive's employment with Avatech or as a consequence of Executive's position as a director of Avatech. Without limiting the generality of the foregoing, such proprietary information shall include information not generally known in the industry or related industries which concerns customer lists; computer programs and routines; the identity of specialized consultants and contractors and confidential information developed by them for Avatech; operating and other cost data, including information regarding salaries and benefits of employees; cost and pricing data; acquisition, expansion, marketing, financial, strategic, and other business plans; Avatech manuals, files, records, memoranda, plans, drawings and designs, specifications and computer programs and records; and all information that is a "trade secret" as defined in the Uniform Trade Secrets Act.

          4.2. Confidential Information. During Executive's employment with Avatech, Executive shall have access to and become familiar with Confidential Information of Avatech. Executive acknowledges that such Confidential Information is owned and shall continue to be owned solely by Avatech. During the term of Executive's employment with Avatech and after termination of such employment for any reason, Executive shall not use or divulge Confidential Information to any person or entity other than Avatech, or persons to whom Avatech has given its written consent, unless such information has become publicly available and is not longer Confidential Information.

          4.3. Return of Documents. Upon termination of Executive's employment with Avatech for any reason, all procedural manuals, guides, specifications, plans, drawings, designs, records, lists, notebooks, software, diskettes, customer lists, pricing documentation and other property which is or contains Confidential Information, including all copies thereof, in the possession or control of Executive, whether prepared by Executive or others, shall be forthwith delivered by Executive to Avatech.

     Section 5. Covenants Not to Compete.

          5.1. Restrictive Covenant. Avatech and Executive agree and acknowledge that Avatech has legitimate business interests to support the restrictive covenants set forth hereinafter, including, but not limited to, trade secrets, Confidential Information that otherwise does not qualify as trade secrets, and Executive's substantial relationships with prospective or existing customers. Executive covenants and agrees that during Executive's employment with Avatech and for a period of one year following Executive's cessation of employment for any reason, Executive shall not in any manner start or join any business which, as of or after the date of this Agreement, enters into a line of business or is engaged in a line of business that is a line of business conducted by Avatech.

               This Section 5.1 shall prevent Executive, directly or indirectly, on Executive's own behalf or as an executive, officer, employee, agent, director, partner, consultant, lender, or advisor, from forming, owning, joining, controlling, financing, or otherwise participating in the ownership or management of or being otherwise affiliated with any person or entity engaged in the type of business prohibited by this Section. Executive shall not permit any person or entity (other than Avatech) of which Executive is a shareholder, partner or director, or in which Executive has an ownership interest, to engage in any type of business prohibited by this Section. Notwithstanding any other provision herein to the contrary, the parties agree that Executive may invest Executive's personal, private assets as a passive investor in not more than one percent of the total outstanding shares of any publicly traded company engaged in a competing business, so long as Executive does not participate in the management or operations of such company.

          5.2. Solicitation of Employees. During the one-year period following Executive's cessation of employment for any reason, Executive shall not, without the prior written approval of the Chairman of the Board of Directors of Avatech, directly or indirectly solicit, raid, entice, or induce any person who is, or was at any time within six months prior to such cessation, an employee of Avatech, to become employed by any other person, firm, or corporation in any business which is in any manner in competition with Avatech. Furthermore, Executive shall inform Avatech in writing if any other person employed by Avatech contacts Executive for the purpose of seeking employment during such one year period.

          5.3. New Developments. Executive agrees that, with respect to his work for Avatech, any developments made by Executive or under Executive's direction in connection with the work of Avatech shall be the sole and absolute property of Avatech, and that any and all copyrights, patent rights, and other proprietary rights therein shall belong to Avatech. Executive shall cooperate with Avatech and execute any documents prepared by Avatech to secure or protect any such rights.

     6. Representations of Executive. Executive hereby represents and warrants that he has the unrestricted right to accept employment with Avatech on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any third party. Executive represents that he is not bound by any agreement or by any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder, or prevent the full performance of his duties and obligations hereunder.

     Section 7. Miscellaneous.

          7.1 Notices. Any notice permitted or required to be given under this Agreement shall be sufficient if in writing and delivered personally or by certified mail, return receipt requested, if to Executive, to Mr. Donald R. Walsh at his residence address as reflected in Avatech's payroll records, and if to Avatech, to the attention of Mr. W. James Hindman, at Avatech's principal corporate office address. A party may change his or its address for receipt of notices by complying with this Section.

          7.2. Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          7.3. Amendment; Waiver. This Agreement may not be amended, supplemented, canceled or discharged except by a written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

          7.4. Binding Effect; Assignment. The rights and obligations set forth in this Agreement shall bind and inure to the benefit of any successor of Avatech by reorganization, merger or consolidation, or any assignee of all or substantially all of Avatech's business and properties. Executive's rights or obligations hereunder may not be assigned by Executive, except that upon Executive's death, all rights to compensation hereunder shall pass to Executive's executor or administrator.

          7.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          7.6. Governing Law; Interpretation. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Maryland and, to the extent it involves any United States statute, by the laws of the United States.

          7.7. Further Assurances. Each of the parties agrees to execute, acknowledge, deliver and perform, or caused to be executed, acknowledged, delivered and performed, at any time and from time to time, all such further acts, documents, transfers, conveyances, or assurances as may be necessary or appropriate to carry out the provisions or intent of this Agreement.

          7.8. Severability. If any one or more of the terms, provisions, covenants, or restriction contained in this Agreement shall be determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     In witness whereof, the parties hereto have entered into this Agreement as of the day and year first above written.

                                        Avatech Solutions, Inc.


                                        By: /s/
                                            ------------------------------------
                                            W. James Hindman, Chairman


                                        /s/
                                        ----------------------------------------
                                        Donald R. "Scotty" Walsh

     Neither the securities represented by this Option nor the shares of common stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state; therefore, the transfer of this Option or the shares of common stock issuable upon exercise hereof is subject to compliance with the conditions specified below, and no such transfer of this Option or such shares shall be valid until such conditions have been fulfilled.

                                    EXHIBIT A

                             AVATECH SOLUTIONS, INC.

                                  STOCK OPTION

     This Stock Option is granted by Avatech Solutions, Inc., a Delaware corporation, to Donald R. "Scotty" Walsh effective as of July 30, 2003.

                              EXPLANATORY STATEMENT

     The Optionee is the Chief Executive Officer of the Company and as such is important to the Company's continued success. In exchange for the Optionee's continued services, pursuant to an Employment Agreement between the Optionee and the Company dated as of July 1, 2003, the Board of Directors of the Company has determined to grant to the Optionee an option, pursuant to the Company's 2002 Stock Option Plan, to purchase one hundred thousand (100,000) shares of the Company's common stock, par value $.01 per share, on the terms and conditions set forth in this Stock Option, and at an exercise price of $0.35 per share which price the Board has determined to be the fair market value of the Common Stock as of the Grant Date.

     Now, therefore, to evidence the grant of the option and to set forth the terms and conditions governing the exercise thereof and the parties' other agreements relative thereto, Optionee and the Company agree as follows:

     Section 1. Definitions.

          1.1. "Aggregate Exercise Price" at any give time means the Exercise Price multiplied by the number of Option Shares with respect to which the Option is being exercised at that time.

          1.2. "Board" means the Company's board of directors.

          1.3. "Committee" means the compensation committee of the Board.

          1.4. "Common Stock" means the common stock of the Company, par value $.01 per share.

          1.5. "Company" means Avatech Solutions, Inc., a Delaware corporation.

                                                           ANNEX A: STOCK OPTION

          1.6. "Disability" means a physical or mental disease, injury, or infirmity that prevents the Optionee from performing the substantial duties of his or her position with the Company for a period of one hundred eighty (180) consecutive days as certified by a physician designated by or acceptable to the Board or the Committee.

          1.7. "Employment" means employment by the Company or any of its subsidiaries.

          1.8. "Employment Agreement" means an Employment Agreement between the Optionee and the Company dated as of July 1, 2003.

          1.9. "Exercise Price" means $0.35 per share.

          1.10. "Expiration Date" means 5:00 p.m. Baltimore time on the 10th anniversary of the Grant date.

          1.11. "Fair Market Value" on a given date means:

               (a) if the Common Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

               (b) if the Common Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

               (c) If the Common Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; or

               (d) in the event of a Change in Control (as defined in the Plan) which results in receipt of value by the stockholders, then the same amount received by the stockholders.

          1.12. "Grant Date" means the effective date of this Option written above.

          1.13. "Mature Stock" means shares of stock which are mature for purposes of generally accepted accounting principles, i.e., that the shares:

               (a) have been held by the Optionee free and clear for at least six months prior to the use thereof to pay part of an Option exercise price;

               (b) have been purchased by the Optionee on the open market; or

                                                           ANNEX A: STOCK OPTION

               (c) meet any other requirements for "mature" shares as may exist on the date of the use of the shares to pay part of an Option exercise price.

          1.14. "Option" means this Stock Option granted by the Company to the Optionee.

          1.15. "Option Shares" means the shares common stock that the Optionee will receive on exercise of this Option, as may be adjusted from time to time pursuant to the terms of this Option. Initially and before any adjustments, the Optionee may purchase the number of Option Shares granted by the Company in
Section 2.

          1.16. "Optionee" means Donald R. "Scotty" Walsh or his heirs or assigns, as permitted by the Plan and the terms and conditions of this Option.

          1.17. "Plan" means the Avatech Solutions, Inc. 2002 Stock Option Plan.

          1.18. "Reorganization Event" means means (a) a dissolution or liquidation of Avatech; (b) a merger of consolidation in which Avatech is not the surviving corporation or the party to the merger or consolidation whose shareholders do not own 50% or more of the voting stock of the resulting corporation; or (c) the acquisition of more than 50% of the outstanding voting stock of Avatech by any person, or group of persons acting in concert, in a single transaction or series of transactions. Neither the subdivision or combination of the authorized shares of Common Stock into a greater or lesser number of shares of Common Stock (whether with or without par value) nor any financing transaction will be deemed a Reorganization Event.

          1.19. "Retire," "Retirement" means the Optionee's termination of employment at or after his "normal retirement date" as defined in the Company's Retirement Savings Plan (or any successor plan).

          1.20. "Termination for Cause," "Cause" means (a) Optionee's misappropriation of corporate funds; (b) Optionee's conviction of a felony; (c) Optionee's conviction of any crime involving theft, dishonesty, or moral turpitude; (d) Optionee's failure to devote substantially his full business time and attention to Avatech as provided in Section 1 hereof; (e) Optionee's willful violation of directions of the Board of Directors of Avatech which are consistent with Optionee's duties as Chief Executive Officer; (f) falsification of any material representation made by Optionee to Avatech; (g) verifiable evidence that Optionee has engaged in sexual harassment of a nature that could give rise to liability on the part of Avatech; and (g) the commission by Optionee of a material breach of the terms of the Employment Agreement or any successor employment agreement between Optionee and the Company.

          1.21. "Transfer" means the assignment, hypothecation, sale, transfer, or other encumbrance or disposal, either voluntarily or by operation of law (whether by virtue of execution, attachment or similar process), of all or any part of the Optionee's rights under this Option.

                                                           ANNEX A: STOCK OPTION

     Section 2. Grant, Term, and Vesting of Option.

          2.1. In General. The Company hereby grants to the Optionee the right, and the Optionee shall be entitled, to purchase from the Company ("Exercise") at any time and from time to time after the Grant date but in no event later than the Expiration Date, up to one hundred thousand (100,000) shares of Common Stock at the Exercise Price on the terms and subject to the conditions hereinafter set forth.

          2.2. Right to Exercise.

               2.2.1. In General. Except as otherwise set forth (and subject to all of the other conditions and limitations contained) in this Section 2, this Option shall be immediately exercisable beginning on July 1, 2009.

               2.2.2. Accelerated Vesting Provisions. On or after the occurrence of one (but not both) of the following ("Incentive Targets"):

                    (a) PLM Revenue Target. the close of any calendar quarter next following the date on which the Company's revenues from sales of Product Lifecycle Management (PLM) products reach three million dollars ($3,000,000), provided that such date is on or before December 31, 2004; or

                    (b) Operating Income Target. June 30, 2004, provided that the Company receives four hundred and thirty-six thousand, five hundred dollars ($436,500) of net income, before extraordinary items, during the fiscal year ending June 30, 2004, this Option shall be immediately exercisable at any time with respect to fifty thousand (50,000) Option Shares plus the Vested Percentage (as set forth in section 2.2.1 above) of the remaining fifty thousand (50,000) Option Shares. On or after the occurrence of both Incentive Targets (whether simultaneously or not), this Option shall become immediately exercisable at any time with respect to all of the Option Shares. If either of (a) or (b) are not met on or before the dates indicated, the Board will establish new goals and dates upon which this Option shall become immediately exercisable, in whole, or in part.

          2.3. Reorganization Event. In the event of a Reorganization Event, this Option shall become immediately exercisable at any time on or after such event with respect to all of the Option Shares, provided that, at the time of such Reorganization Event, the Company has achieved at least 80% of its forecast revenue, expenses, and net income on an annualized basis.

          2.4. Termination for Cause; Resignation. In the event that (i) the Optionee's employment is Terminated for Cause or (ii) the Optionee resigns or otherwise voluntarily terminates his or her employment other than as a result of Retirement (as defined below), then all rights under this Option shall terminate effective as of the date of such termination of employment.

          2.5. Termination without Cause. In the event that the Optionee's employment is terminated by the Company without Cause other than by reason of the Optionee's Retirement, Death, or Disabiltiy, the Optionee shall be entitled to exercise this Option for a period of twelve

                                                           ANNEX A: STOCK OPTION

(12) months thereafter (but in no event later than the Expiration Date), at the time or times and with respect to the total number of Option Shares provided herein as though his or her employment had not terminated unless the Board or the Committee in its sole and absolute discretion determines that this Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date); provided however, that on the occurrence of either of the following events, this Option shall no longer be considered an Incentive Stock Option within the meaning of
Section 422 of the Internal Revenue Code of 1986:

               2.5.1. the Optionee exercises this option later than three (3) months after the termination of his employment without Cause; or

               2.5.2. the occurrence of either of the Incentive Targets.

          2.6. Retirement. In the event that the Optionee Retires, the Optionee shall be entitled to exercise this Option to the same extent that it would have been exercisable on the effective date of Retirement for a period of twelve (12) months thereafter (but in no event later than the Expiration Date).

          2.7. Disability. In the event that the Optionee's employment is terminated as a result of Disability, the Optionee shall remain entitled to exercise this Option for a period of twenty-four (24) months thereafter, at the time or times and with respect to the total number of Option Shares provided herein as though his or her employment had not terminated.

          2.8. Death. In the event that the Optionee remains employed by the Company at the time of his or her death, the Optionee's personal representative or other successor in interest shall be entitled to exercise this Option to the same extent that it would have been exercisable on the date of the Optionee's death for a period of twelve (12) months thereafter (but in no event later than the Expiration Date), unless the Board or the Committee in its sole and absolute discretion determines that this Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

     Section 3. Exercise of Option.

          3.1. In General. To exercise this Option with respect to all or any portion of the Option Shares, the Optionee must give notice to the Company in substantially the form of Schedule 1, stating the number of Option Shares with respect to which this Option is being exercised. In order to exercise this Option, the notice must be accompanied by payment of the Aggregate Exercise Price.

          3.2. Payment Options. The Optionee may pay the Aggregate Exercise Price by any combination of:

               3.2.1. currency or certified or cashier's check;

               3.2.2. if permitted in the sole discretion of the Committee, shares of Mature Stock of the Company valued at their Fair Market Value on the date of exercise of the Option;

                                                           ANNEX A: STOCK OPTION

               3.2.3. unless prohibited by applicable law, including with the written notice of exercise referred to in section 3.1, instructions to the Company to treat the Optionee as having exercised:

                    (a) the number of shares to be issued to the Optionee; and

                    (b) that number of shares so that the aggregate difference between the full market value of a share and the Exercise Price is equal to the Aggregate Exercise Price.

               3.2.4. any other means or method acceptable to the Committee.

          3.3. Withholding Taxes. As a condition of delivery of the certificate representing the shares to be acquired upon exercise of this Option, the Company may require that the Optionee remit to the Company an amount sufficient to satisfy all federal, state, and other taxes or withholding requirements that may be imposed upon the Company.

          3.4. Fractional Shares. The Company is not required to issue fractions of shares upon exercise of this Option. If any fractional interest in a share is otherwise deliverable upon the exercise of this Option, the Company will purchase the fractional interest for an amount in cash equal to the Fair Market Value of the fractional interest.

          3.5. Limitation on Exercise. Notwithstanding any other provision of this Option or of the Plan, in the event of any attempted exercise at any time when (i) the Optionee is a director, officer or employee of the Company and (ii) such exercise or issuance is prohibited by applicable law or regulation or the Company's policies then in effect concerning transactions by officers, directors, and employees in securities of the Company, this Option is not exercisable in whole or in part and no shares of Common Stock will be issued by the Company.

          3.6. Issuance Taxes. The Company will issue stock certificates to the Optionee upon exercise of this Option without charge to the Optionee for any stamp or similar tax imposed with respect to the exercise of this Option. The Company is not, however, required to pay any such tax that may be payable on account of the issuance and delivery of stock certificates in any name other than that of the registered holder of this Option, and the Company is not required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof have paid the amount of such tax to the Company or have established to the satisfaction of the Company that such tax has been paid.

          3.7. Delivery of Option Shares. Subject to and promptly after the Optionee's compliance with all of the provisions of this Section 3, the Company will deliver or cause to be delivered to the Optionee a certificate for the number of Option Shares then being purchased by the Optionee. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction over the transaction requires the Company or the Optionee to take any action in connection with Option Shares purchased by the exercise of the Option, exercise of the Option and delivery of the certificate or certificates for such shares (including, without limitation, any exercise of the Option and delivery of the certificate or certificate for such shares in accordance with the procedures set forth in Section 3.2.3) may be postponed until completion of the necessary action, which will be taken at the Company's expense.

                                                           ANNEX A: STOCK OPTION

          3.8. Reduction in Number of Option Shares. The number of Option Shares subject to each outstanding Option shall be reduced by one share for each Option Share purchased upon exercise of the Option.

     Section 4. Restrictions on Transfer; Legends.

          4.1. Transfer Restrictions; Opinion of Counsel. The Optionee may not Transfer all or any part of his rights under this Option except by will or by operation of the laws of descent and distribution or as expressly provided by the Plan. No shares issued upon the exercise of this Option may be Transferred, other than by will or by operation of the laws of descent and distribution, unless or until such shares are registered pursuant to section 5.8 or the transferor first delivers to the Company an opinion of counsel reasonably satisfactory to counsel for the Company to the effect that such Transfer is permitted under applicable federal and state securities laws. Any purported Transfer in violation of the foregoing restrictions shall be null and void and without effect.

          4.2. Option Legends. This Option and each option issued in exchange for or upon transfer of this Option will (unless otherwise permitted by the provisions of this Section 4) be stamped or otherwise imprinted with a legend in substantially the following form:

     Neither the securities represented by this Option nor the shares of common stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state; therefore, the transfer of this Option or the shares of common stock issuable upon exercise hereof is subject to compliance with the conditions specified below, and no such transfer of this Option or such shares shall be valid until such conditions have been fulfilled.

          4.3 Stock Certificate Legends. Unless and until the shares issued on exercise of this Option are registered as provided in Section 5.8, each certificate evidencing shares issued upon the exercise of this Option or to any subsequent transferee of such shares will be stamped with the following legend:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, (the "Securities Act") or the securities laws of any state and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under the Securities Act or the state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from such registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities

                                                           ANNEX A: STOCK OPTION

     nor any offering of materials have been reviewed by any administrator under any applicable state or Federal law.

     Section 5. Adjustment of Exercise price and Number of Shares Issuable Upon Exercise.

          5.1. Stock Dividends, Splits, Etc. In the event that (i) the authorized shares of Common Stock are subdivided into a greater, or combined into a lesser, number of shares of Common Stock (whether with or without par value) or (ii) the Company issues additional Common Stock as a dividend:

               5.1.1. the Exercise Price shall be decreased or increased, as the case may be, to an amount which bears the same relation to the Exercise Price in effect immediately before such subdivision, combination, or dividend as the total number of shares of Common Stock outstanding immediately before such subdivision, combination, or dividend bears to the total number of shares of Common Stock outstanding immediately after such subdivision, combination, or dividend; and

               5.1.2. the number of Option Shares shall be adjusted by multiplying the number of shares so issuable immediately before the adjustment of the Exercise Price described in subsection (a) by the Exercise Price immediately before such adjustment and dividing the product so obtained by the Exercise Price after such adjustment.

          5.2. Reorganization Events. In case a Reorganization Event, this Option shall, after such Reorganization Event, be exercisable for the number of shares of stock or other securities or property of the Company, or of the corporation or entity resulting from or surviving, or acquiring the assets of the Company pursuant to, such Reorganization Event to which the Optionee (at the time of the Reorganization Event) would have been entitled as a result of the Reorganization Event had this Option been exercised in full immediately before such Reorganization Event. In any such case, if necessary, the provisions set forth in this Section 5 regarding the rights and interests thereafter of the Optionee shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Option.

          5.3. Fractional Shares. In the event of an adjustment to the number of Option Shares under this Section 5 results in a fractional Option Share, such fraction will be adjusted to the nearest smaller whole number of shares.

          5.4. Notice of Certain Actions. If any date before the Exercise Date is fixed by the Company as the date as of which holders of Common Stock (i) are entitled to receive any dividend or any distribution upon the Common Stock of the Company other than a dividend payable in cash or in Common Stock, (ii) are offered any subscription or other rights, or (iii) are entitled to participate in any Reorganization Event or in any liquidation, dissolution, or winding up of the Company, the Company shall cause notice thereof (specifying such date) to be mailed to the registered holder of this Option at the Optionee's address appearing on the books of the Company at least thirty (30) days before the date as of which such holders of Common Stock are to be determined.

                                                           ANNEX A: STOCK OPTION

          5.5. Notice of Adjustment. The Company will mail a notice setting forth the adjusted Exercise Price and the adjusted number of shares for which this Option is exercisable whenever the Exercise Price or the number or shares issuable upon exercise of this option is adjusted as required by the provisions of this Section 5 to the registered holder of this Option at the holder's last address as it appears on the books of the Company. The Optionee's failure to waive or receive such notice, or any defects therein or in the mailing thereof, will not affect the adjustments.

          5.6. Reservation of Sufficient Shares. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock the number of its duly authorized shares of Common Stock as shall from time to time be sufficient for the purpose of effecting the issuance of shares upon the exercise of this Option. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the issuance of the Option Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to at least the number of shares as is sufficient for this purpose.

          5.7. Exercise Price Not Less Than Par Value. As a condition precedent to taking of any action that would cause an adjustment reducing the then-prevailing Exercise Price below the then-par value per share of the Option Shares, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue its Common Stock at the adjusted Exercise Price upon any subsequent exercise of this Option.

          5.8. Registration and Approval. If any shares of the Common Stock reserved or to be reserved for the purpose of issuance upon the exercise of this Option require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exercise of this Option, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided, however, that this provision shall not require the Company to endeavor to secure such registration or approval in order (i) to issue shares upon exercise of this Option if such shares can lawfully be issued pursuant to one or more exemptions from registration under applicable federal and state securities laws (whether or not as a consequence thereof such shares constitute "restricted securities" or the holder of such shares is unable to transfer such shares absent registration or the availability of a suitable exemption from registration under such laws) or (ii) to enable any person to sell or distribute shares received upon exercise of this Option in a transaction involving a public offering within the meaning of the Securities Act as then in effect.

          5.9. Shares Fully Paid and Nonassessable. The Company covenants that all shares issued upon exercise of this Option will upon issuance be fully paid and nonassessable.

     Section 6. Miscellaneous.

          6.1. Notices. Any notice or communication required or permitted by this Option will be deemed to be received by the party to whom the notice or communication is addressed if delivered in person or by commercial courier service or sent by first class mail,

                                                           ANNEX A: STOCK OPTION

postage prepaid: if to the Company, addressed to it at 11400A Cronridge Drive, Owings Mills, Maryland 21117, marked for the attention of the Chairman of the Board; and if to the Optionee, addressed to him at the address reflected in the Company's payroll records; or in either case to such other address as any party notifies the other in accordance with this section.

          6.2. No Rights of Stockholder. The Optionee shall not be deemed a stockholder of the Company for any purpose until the shares issuable upon exercise of this Option have been issued to the Optionee upon exercise of this Option. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or shares of capital stock with a preference ahead of, or convertible into, or otherwise affecting the Common Stock or rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          6.3. Entire Agreement. This Option contains the entire agreement between the Parties and is a complete written integration of the Option and supercedes any prior agreements between them relating to the subject of this Option.

          6.4. Governing Law. The Parties agree that this Option shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland without reference to the rules governing conflict of laws.

          6.5. Jurisdiction and Venue. The Parties irrevocably submit to personal jurisdiction and venue in the State of Maryland for the purpose of any suit, action or proceeding arising out of or relating to this Option.

          6.6. Severability. In the event that a court of competent jurisdiction deems any provision of this Option is deemed illegal, invalid or otherwise unenforceable, the remainder of this Option shall be valid and enforced to the fullest extent permitted by law.

          6.7. Conflicts with Plan; Amendments. This Option has been granted pursuant to the Plan and shall be construed consistently therewith. In the event of any conflict between the provisions of the Plan and this Option, the provisions of the Plan shall control. The Board or the Committee, as the case may be, shall have the right, in its sole discretion, to alter or amend this Option from time to time in any manner for the purpose of promoting the objectives of the Plan but only if all other options to purchase shares of the Company's Common Stock pursuant to the Plan which are then in effect and not wholly exercised at the time of such alteration or amendment are also similarly altered or amended with substantially the same effect. Any such alteration or amendment of this Option shall, upon adoption by the Board or the Committee, as the case may be, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to the Optionee of any such alteration or amendment of this Option as promptly as practicable after the adoption thereof.

                                                           ANNEX A: STOCK OPTION

          6.8. Future Amendment. Except as provided in Section 6.7, this Option may not be amended except in writing and executed by all Parties, and no course of conduct by any parties or among the Parties will be deemed to amend the terms and conditions of this Option, except if such amendment is reduced to writing and executed by all Parties.

          6.9. Waiver. The waiver of any breach of any provision of this Option by any of the Parties does not constitute or operate as a waiver of any other breach of any provision of this Option, and any failure to enforce any provision of this Option does not operate as a waiver of any existing or future rights, duties, or obligations arising out of this Option.

          6.10. Headings. The headings of the sections of this Option are for convenience of reference only and do not constitute a part of this Option.

          6.11. Execution. This Option may be executed in one or more counterparts, each of which constitutes a duplicate original.

     In witness whereof, the parties have caused this Stock Option to be signed under seal as of the date first above written.

                                        Avatech Solutions, Inc.


                                        By: /s/                           (SEAL)
                                            ------------------------------
                                            W. James Hindman, Chairman


                                        /s/                               (SEAL)
                                        ----------------------------------
                                        Donald R. "Scotty" Walsh

                                                           ANNEX A: STOCK OPTION

                             AVATECH SOLUTIONS, INC.

                                  STOCK OPTION

                               Notice of Exercise

                         ------------------------------
                                     (Date)

TO:  Avatech Solutions, Inc.
     11400A Cronridge Drive
     Owings Mills, Maryland 21117
     Attn: Chairman of the Board of Directors

     I am the holder of a Stock Option dated July 30, 2003 to purchase shares of the Common Stock of Avatech Solutions, Inc., a Delaware corporation (the "Company") at a price of $0.35 per share. I hereby exercise that Stock Option
with respect to         shares, for an aggregate exercise price of
                -------
$               . Payment of the aggregate exercise price accompanies this
 ---------------
Notice of Exercise.

     I acknowledge that the Company is entitled to require as a condition of delivering the certificate representing these shares that I remit to the Company an amount sufficient to satisfy all federal, state, and other taxes or withholding requirements that may be imposed upon the Company. Whether or not the Company requires me to remit any such amounts, the Company shall have the right to withhold such amounts from any compensation or other payments otherwise due to me.

                                        Very truly yours,


                                        ----------------------------------------
                                        Donald R. "Scotty" Walsh

                                        Address:
                                                 -------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                     ANNEX B

                             AVATECH SOLUTIONS, INC.

                             RESTRICTED STOCK AWARD

     This Restricted Stock Award ("Award") is made as of the 30th day of July, 2003 (the "Award Date"), by and between Avatech Solutions, Inc., a Delaware corporation (the "Company"), and Donald R. "Scotty" Walsh (the "Grantee").

                                    RECITALS

     The Grantee is the Chief Executive Officer of the Company and as such is important to the Company's continued success. In exchange for the Grantee's past and future services, the Board of Directors of the Company (the "Board") has determined to grant to the Grantee a restricted stock award, pursuant to the Company's Restricted Stock Award Plan (the "Plan"), to grant 50,000 shares (the "Award Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), subject to the restrictions and conditions set forth in this Award.

     Now, therefore, in consideration for the mutual agreements, promises and releases set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is are hereby acknowledged, and to evidence the grant of and to set forth the terms and conditions governing the grant and ownership of the Award Shares, and the parties' other agreements related thereto, Grantee and the Company agree as follows:

                                    AGREEMENT

     Section 1. Grant. The Company hereby grants to the Grantee and the Grantee hereby accepts the Award Shares, consisting of 50,000 shares of the Company's Common Stock, subject to the following terms and conditions and to the provisions of the Plan, the terms of which are incorporated by reference herein.

     Section 2. Restrictions on Transfer.

          2.1. Definitions.

               2.1.1. Vested Shares. The Grantee may sell, assign, pledge, or otherwise transfer Vested Shares in any manner not prohibited by state or federal law, and no provision of this Award or of the Plan shall restrict the Grantee from transferring, pledging, or otherwise disposing of Vested Shares.

               2.1.2. Unvested Shares. Except as provided in Section 3, the Grantee may not sell, assign, pledge, or otherwise transfer, either voluntarily or involuntarily, any shares designated as Unvested Shares. The restrictions on transfer imposed by the Plan and this Section 2.1.2 on the Unvested Shares may lapse, and Unvested Shares may become Vested Shares, according to Section 2.2 below.

                                                 ANNEX B: RESTRICTED STOCK AWARD

          2.2. Vesting of Shares. Provided that the Grantee is an officer of the Company or one of its affiliates or subsidiaries on such date, on the last day of each calendar month, beginning with July 2003, the restrictions on transfer imposed by this Agreement and the Plan on one-twelfth (1/12) of Unvested Shares shall lapse, and such number of Unvested Shares shall become Vested Shares, so that all of the Award Shares shall have become Vested Shares on or before June 30, 2004.

          2.3. Forfeiture of Unvested Shares. If the Grantee ceases to be an officer of the Company while the restrictions on transfer imposed by this
Section 2 apply to any Unvested Shares, such Unvested Shares will be immediately forfeited and returned to the Company.

     Section 3. Tender Offer; Merger; Adjustment of Shares. Notwithstanding anything contained herein to the contrary, including but not limited to the restrictions on transfer imposed by Section 2:

          3.1. Award Shares (i) may be tendered in response to a tender offer for a request or invitation to tenders of greater than 50 percent of the outstanding Common Stock of the Company or (ii) may be surrendered in a merger, consolidation or share exchange involving the Company; provided, in each case, that the securities or other consideration (including any cash) received in exchange for the Award Shares shall no longer be subject to the restrictions and conditions set forth in this Award.

          3.2. In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares or the payment of a share dividend, the Award Shares, either Vested or Unvested Shares, shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by the Grantee with respect to the Award Shares in any such transaction shall not be subject to the restrictions and conditions, including any vesting restrictions, set forth in this Award.

     Section 4. Valuation. The fair market value of the Award Shares on any given day will be:

          4.1. if the Common Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

          4.2. if the Common Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported;

          4.3. if the common stock is listed on the OTC Bulletin Board, the last closing price of the common stock of the Company on the OTC Bulletin Board as of the close of business on the last business day prior to the date on which the shares are to be valued.

                                                 ANNEX B: RESTRICTED STOCK AWARD

          4.4. if the Common Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, nor listed on the OTC Bulletin Board, the most recent price at which shares of the Company's common stock traded in any recognized securities market.

          4.5. if the Common Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, nor listed on the OTC Bulletin Board, nor traded in any recognized securities market, the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; or

          4.6. in the event of a transaction pursuant to judicial order, state law, or a vote of the majority of the Company's shareholders which results in receipt of value by the shareholders in exchange for their shares of common stock, that same amount received by the shareholders.

     Section 5. Rights as Stockholder. The Grantee shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares after the Award Date.

     Section 6. Certificates.

          6.1. Escrow of Certificates. Certificates for the Award Shares will be issued in the Grantee's name and will be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided in Section 2 of this Award; provided, however, that the terms of such escrow shall make allowance for the transactions contemplated by Section 3 above.

          6.2. Delivery of Certificates. A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse. Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such restrictions, conditions or approvals by any governmental agencies or national securities exchanges as may be required.

          6.3. Restrictive Legends.

               6.3.1. Each certificate representing an Unvested Award Share will be stamped with the following legend:

     The Sale or transfer of the shares represented by this Certificate is subject to an Agreement between the Corporation and the Shareholder dated April 1, 2003. A copy of this Agreement is on file in the principal office of the Corporation and will be furnished, upon request and without charge to any holder hereto.

                                                 ANNEX B: RESTRICTED STOCK AWARD

               6.3.2. Unless and until the Award Shares are registered as provided in Section 6.4, each certificate representing an Award Share will be stamped with the following legend:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, (the "Securities Act") or the securities laws of any state and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under the Securities Act or the state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from such registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering of materials have been reviewed by any administrator under any applicable state or Federal law.

          6.1. Registration of Award Shares. If, on the date that some or all of the Award Shares become transferable and no longer subject to the risk of forfeiture as provided in Section 2 (the "Vested Award Shares"), the Vested Award Shares must be registered with any state or federal authority before they may be resold by the Grantee, the Company, at its expense, will take any and all reasonable steps necessary to register the Vested Award Shares with the applicable state or Federal authority. The Grantee will provide any reasonable assistance requested by the Company in connection with such registration.

     Section 7. Withholding and Taxes. The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy any and all federal, state and local withholding tax requirements when such amounts become due.

          7.1. Notice to Grantee. The Company shall give written notice to the Grantee no later than thirty (30) days prior to the date on which the Company must collect or withhold any taxes relating to this Award of the date any such taxes must be received by the Company and an estimate of the amount of such taxes.

          7.2. Surrender of Award Shares to Pay Taxes. The Grantee may elect, by written notice to the Company at least ten (10) days prior to the date on which such taxes must be received by the Company, to surrender a whole number of Award Shares to the Company, such that the fair market value of the Award Shares surrendered is equal to or greater than the amount of the withholding taxes. The Company will remit in cash the difference (if any) between the value of the Award Shares surrendered and the withholding taxes due to the Grantee as soon as administratively feasible after the Grantee surrenders the Award Shares. The Board of Directors, in the exercise of its sole discretion, shall determine both the fair market value of the Award Shares surrendered pursuant to this paragraph and the date on which such valuation occurs.

                                                 ANNEX B: RESTRICTED STOCK AWARD

     Section 8. Miscellaneous.

          8.1. Notices. Any notice or communication required or permitted by this Option will be deemed to be received by the party to whom the notice or communication is addressed if delivered in person or by commercial courier service or sent by first class mail, postage prepaid: if to the Company, addressed to it at 11400A Cronridge Drive, Owings Mills, Maryland 21117, marked for the attention of the Chairman of the Board; and if to the Grantee, addressed to the Grantee at the address reflected in the Company's payroll records; or in either case to such other address as any party notifies the other in accordance with this section.

          8.2. Entire Agreement. This Award and the Plan contain the entire agreement between the Parties and are a complete written integration of the Award and supercede any prior agreements between them relating to the subject of this Award.

          8.3. No Employment Agreement. Neither this Award nor the Plan are, nor should either be construed to embody or contain, an agreement or promise of future employment of the Grantee by the Company or any of its affiliates or subsidiaries. The Grantee's right, if any, to continue to serve the Company or any of its affiliates or subsidiaries as an officer, employee or otherwise, shall not be enlarged or otherwise affected by this Award.

          8.4. Governing Law. The Parties agree that this Award shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland without reference to the rules governing conflict of laws.

          8.5. Jurisdiction and Venue. The Parties irrevocably submit to personal jurisdiction and venue in the State of Maryland for the purpose of any suit, action or proceeding arising out of or relating to this Award.

          8.6. Severability. In the event that a court of competent jurisdiction deems any provision of this Award is deemed illegal, invalid or otherwise unenforceable, the remainder of this Award shall be valid and enforced to the fullest extent permitted by law.

          8.7. Conflicts with Plan; Amendments. This Award has been granted pursuant to the Plan and shall be construed consistently therewith. In the event of any conflict between the provisions of the Plan and this Award, the provisions of the Plan shall control. The Board of Directors of the Company shall have the right, in its sole discretion, to alter or amend the Plan from time to time, as governed by the terms of the Plan. Any such alteration or amendment of the Plan shall, upon adoption by the Board become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to the Grantee of any such alteration or amendment affecting this Award as promptly as practicable after the adoption thereof.

          8.8. Future Amendment. This Award may not be amended except in writing and executed by all parties hereto, and no course of conduct by any parties or among the parties will be deemed to amend the terms and conditions of this Award, except if such amendment is reduced to writing and executed by all parties.

          8.9. Waiver. The waiver of any breach of any provision of this Award by any of the Parties does not constitute or operate as a waiver of any other breach of any provision of

                                                 ANNEX B: RESTRICTED STOCK AWARD

this Award, and any failure to enforce any provision of this Award does not operate as a waiver of any existing or future rights, duties, or obligations arising out of this Award.

          8.10. Headings. The headings of the sections of this Award are for convenience of reference only and do not constitute a part of this Award.

          8.11. Pronouns. The masculine shall be deemed to include the feminine or neuter, as appropriate.

          8.12. Execution. This Award may be executed in one or more counterparts, each of which constitutes a duplicate original.

     In witness whereof, the parties have caused this Restricted Stock Award to be signed under seal as of the date first above written.

                                        AVATECH SOLUTIONS, INC.


                                        By: /s/                           (SEAL)
                                            ------------------------------
                                            W. James Hindman, Chairman


                                        /s/                               (SEAL)
                                        ----------------------------------
                                        Donald R. "Scotty" Walsh